As filed with the Securities and Exchange Commission on April 29, 2015

Registration No. 333-175761

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

CROSS BORDER RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0555508
(State of Incorporation)	(I.R.S. Employer Identification No.)

2515 McKinney Avenue, Suite 900

Dallas, Texas 75201

(210) 226-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan W. Barksdale

2515 McKinney Avenue, Suite 900

Dallas, Texas 75201

(210) 226-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David Alan Miller, Esq.

Jeffrey M. Gallant, Esq.

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Telephone: (212) 818-8800

Fax: (212) 818-8881

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 to Form S-1 Registration Statement relates to the Registration Statement (File No. 333-175761) (the “Original Registration Statement”) of Cross Border Resources, Inc., a Nevada corporation (the “Company”), which was initially declared effective by the SEC on August 5, 2011 and was amended by Post-Effective Amendment No. 1 to the Registration Statement declared effective by the SEC on June 19, 2012 and by Post-Effective Amendment No. 2 to the Registration Statement declared effective by the SEC on April 22, 2013.

The offerings pursuant to the Original Registration Statement have terminated. The Company is filing this Post-Effective Amendment No. 3 to Form S-1 Registration Statement to terminate the effectiveness of the Original Registration Statement and remove from registration any and all securities of the Company previously registered but unsold under the Original Registration Statement as of the date hereof (the “Shares”), in accordance with the undertakings made by the Company in Part II of the Original Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering. The Shares are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 3 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, State of Texas, on April 29, 2015.

CROSS BORDER RESOURCES, INC.

By:	/s/ Alan W. Barksdale
Name: Alan W. Barksdale
Title: Chairman of the Board

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.